UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(D) Of
The Securities Exchange Act of 1934

DATE OF EARLIEST EVENT REPORTED: September 19, 2014
DATE OF REPORT: September 19, 2014

GENERATION ZERO GROUP, INC.
 (Exact Name of Registrant As Specified In Its Charter)

NEVADA	333-146405	20-5465816
(State or Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

13663 PROVIDENCE ROAD,
 SUITE #253
WEDDINGTON, NC  28104
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(470) 809-0707
(REGISTRANT’S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

Effective September 19, 2014, the sole director and majority shareholder of Generation Zero Group, Inc. (the “Company”, “we” and “us”), Richard M. Morrell (who holds 1,000 shares of Series A Preferred Stock of the Company providing him 51% voting rights on any and all shareholder matters), took action via a Written Consent to Action Without Meeting in Lieu of Annual Shareholders Meeting and (a) re-elected Mr. Morrell as a director of the Company for the following year, until his successor is elected or qualified; and (b) approved and adopted the Company’s 2014 Stock Incentive Plan (the “Plan”).

The following is a summary of the material features of the Plan:

What is the purpose of the Plan?

The Plan is intended to secure for the Company the benefits arising from ownership of the Company’s common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company’s future growth. The Plan is designed to help attract and retain for the Company, personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

Who is eligible to participate in the Plan?

The Plan will provide an opportunity for any employee, officer, director or consultant of the Company, subject to any other limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors (the “Board”) may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board in its discretion shall deem relevant.

Who will administer the Plan?

The Plan shall be administered by the Board of Directors of the Company (the “Administrator”). The Administrator shall have the exclusive right to interpret and construe the Plan, to select the eligible persons who shall receive an award, and to act in all matters pertaining to the grant of an award and the determination and interpretation of the provisions of the related award agreement, including, without limitation, the determination of the number of shares subject to stock options and the option period(s) and option price(s) thereof, the number of shares of restricted stock or shares subject to stock awards or performance shares subject to an award, the vesting periods (if any) and the form, terms, conditions and duration of each award, and any amendment thereof consistent with the provisions of the Plan.

How much common stock is subject to the Plan?

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is 8,000,000 shares. Such shares of common stock shall be made available from the authorized and unissued shares of the Company.

What will be the exercise price and expiration date of additional options and awards under the Plan?

The Board, in its sole discretion, shall determine the exercise price of any Options granted under the Plan which exercise price shall be set forth in the agreement evidencing the Option, provided however that at no time shall the exercise price be less than the $0.001 par value per share of the Company’s common stock. Additionally, the Board of Directors has the sole discretion over the authorization of any stock awards.

What equitable adjustments will be made in the event of certain corporate transactions?

Upon the occurrence of:

(i)
the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

(ii)	the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all of the assets of the Company; or

(iii)
in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company’s voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act of 1933, as amended (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company);

and unless otherwise provided in the award agreement with respect to a particular award, all outstanding stock options shall become immediately exercisable in full, subject to any appropriate adjustments, and shall remain exercisable for the remaining option period, regardless of any provision in the related award agreement limiting the ability to exercise such stock option or any portion thereof for any length of time. All outstanding performance shares with respect to which the applicable performance period has not been completed shall be paid out as soon as practicable; and all outstanding shares of restricted stock with respect to which the restrictions have not lapsed shall be deemed vested and all such restrictions shall be deemed lapsed and the restriction period ended.

Additionally, after the merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the common stock, each participant shall, at no additional cost, be entitled, upon any exercise of such participant’s stock option, to receive, in lieu of the number of shares as to which such stock option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such participant had been a holder of record of a number of shares of common stock equal to the number of shares as to which such stock option shall then be so exercised.

What happens to options upon termination of employment or other relationships?

The incentive stock options shall lapse and cease to be exercisable upon the termination of service of an employee or director as defined in the Plan, or within such period following a termination of service as shall have been determined by the Board and set forth in the related award agreement; provided, further, that such period shall not exceed the period of time ending on the date three (3) months following a termination of service.  Non-incentive stock options are governed by the related award agreements.

May the Plan be modified, amended or terminated?

The Board of Directors may adopt, establish, amend and rescind such rules, regulations and procedures as it may deem appropriate for the proper administration of the Plan, make all other determinations which are, in the Board’s judgment, necessary or desirable for the proper administration of the Plan, amend the Plan or a stock award as provided in Article XI of the Plan, and/or terminate or suspend the Plan as provided in Article XI.

The description of the Plan is qualified in all respects by the actual provisions of the Plan, a copy of which is filed herewith as Exhibit 4.1.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The information set forth above in Item 5.02 regarding the Written Consent in Lieu of Annual Meeting is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

4.1*	Generation Zero Group, Inc. – 2014 Stock Incentive Plan
10.1*	Generation Zero Group, Inc. – Form of 2014 Stock Incentive Plan Stock Option Award

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATION ZERO GROUP, INC.

Date: September 19, 2014	By: /s/ Richard M. Morrell
Richard M. Morrell
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1*	Generation Zero Group, Inc. – 2014 Stock Incentive Plan
10.1*	Generation Zero Group, Inc. – Form of 2014 Stock Incentive Plan Stock Option Award

* Filed herewith.